Exhibit 99.1

JANUS INTERNATIONAL GROUP REPORTS THIRD QUARTER 2021

FINANCIAL RESULTS

Delivered 33.8% revenue growth for the quarter, including 27.1% organic improvement

Closed acquisition of DBCI, a leading manufacturer of steel roll-up doors and building products

Closed acquisition of ACT, a premier provider of self-storage access control services

Announced redemption of warrants to simplify the capital structure

TEMPLE, GA, November 9, 2021 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced financial results for the third quarter ended September 25, 2021.

Third Quarter 2021 Highlights

•

Revenues of $187.8 million, a 33.8% increase compared to the third quarter of 2020, driven primarily by continued strong performance in key sales channels, including Restore, Rebuild, Replace (“R3”) up 68.6% and Commercial and Other up 104.1%, along with a $9.4 million contribution from the recent acquisitions of DBCI and Access Control Technologies (“ACT”) and the positive impact of the continuing pandemic recovery.

•

Net income was $17.7 million, or $0.10 per diluted share, compared to $20.8 million, or $0.32 per diluted share in the third quarter of 2020. The year over year decrease was driven by an increase in raw material, labor and logistics costs coupled with increased selling and general and administrative expenses, largely attributable to recent M&A activity.

•

Adjusted net income (defined as net income plus the corresponding tax effected add-backs shown in the Adjusted EBITDA reconciliation tables below) of $19.0 million, or $0.11 per diluted share, compared to $23.2 million, or $0.35 per diluted share, in the third quarter of 2020. The year over year decrease was driven primarily by an increase in raw material, labor and logistics costs coupled with increased selling and general and administrative expenses.

•

Adjusted EBITDA of $36.3 million, a 2.9% increase compared to the third quarter of 2020, driven by increased revenue, partially offset by higher cost of sales and general and administrative expenses. Adjusted EBITDA as a percentage of revenues was 19.3%, a decrease of 5.8% from the prior year period due primarily to higher costs impacting raw material, labor and logistics in advance of commercial actions and cost containment measures taking effect, as well as incremental additional costs associated with being a public company.

•

Operating cash flow of $14.9 million compared to $27.0 million in the third quarter of 2020, reflecting investments in working capital to support the continued growth of the business, primarily an increase in inventory in terms of raw material pricing and volume to ensure supply to our plants in the current raw material constrained environment.

Ramey Jackson, Chief Executive Officer, stated, “The third quarter was an exciting time for Janus, where we built on the momentum of becoming a public company in June with the closure of two significant acquisitions and delivery of strong revenue growth, despite the widespread impact of higher costs across our industry. Our revenue and Adjusted EBITDA growth included strong organic contributions along with positive impacts from M&A and highlight the strength of our business model within the self-storage and commercial industries. I am proud of our team’s efforts thus far to effectively navigate industry wide supply chain disruptions. While we continue to experience cost challenges associated with raw materials, labor, and logistics, we are confident that our deep customer relationships, buying power, and diverse geographic footprint put us in a strong position to mitigate the impact on our results using both commercial actions and cost-containment initiatives.”

Mr. Jackson continued, “At Janus we are accelerating our evolution as a public company. The additions of DBCI and ACT complement our existing suite of self-storage and industrial offerings and enhance our technology-driven growth initiatives. We are taking steps to simplify our capital structure via the recently announced mandatory redemption of our outstanding public warrants, which will be completed in mid-November 2021. With self-storage industry occupancy rates in the low-90% level and a well-capitalized facility ownership base, we look forward to a sustained period of demand growth for both our R3 and new construction businesses. That strength, coupled with a tremendous runway of opportunity for our commercial and industrial end markets, is expected to drive long-term value creation for all of our stakeholders.”

2021 Financial Outlook:

Based on the Company’s current business outlook, Janus is providing 2021 guidance as follows:

•	Revenue in a range of $718 million to $738 million, which represents a 32.6% increase at the midpoint as compared to 2020 levels.

•	Management Adjusted EBITDA in a range of $149 million to $155 million, which represents an increase of 5.9% at the midpoint as compared 2020 levels.

These preliminary results are derived from preliminary internal financial information and are subject to revision. The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.”

As part of this release, and consistent with the company’s second quarter 2021 earnings release, Janus is providing a reconciliation of the company’s Management Adjusted EBITDA to the Adjusted EBITDA reported in public filings. Management Adjusted EBITDA excludes sponsor management fees, acquisition expenses, Nokē-related startup costs, and other non-recurring expenses. Beginning in full-year 2022, the company expects there to be minimal ongoing differences between Adjusted EBITDA and Management Adjusted EBITDA and therefore currently anticipates reporting only Adjusted EBITDA for 2022 and beyond.

Conference Call and Webcast

The Company will host a conference call and webcast to review third quarter results, discuss recent events and conduct a question-and-answer session on Tuesday, November 9, 2021, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Janus International Group Third Quarter 2021 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 13724701.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including roll-up and swing doors, hallway systems, re-locatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2021 Financial Outlook” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’ positioning in the industry to strengthen its pipeline and deliver on its objectives and Janus’ belief regarding the demand outlook for Janus’ products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’ management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements.

In addition to factors previously disclosed in Janus’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’ ability to compete therein; and (iii) the risk that the demand outlook for Janus’ products may not be as strong as anticipated.

There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’ most recently filed Quarterly Report on Form 10-Q and its subsequent filings with the SEC.

Non-GAAP Financial Measure

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Adjusted EBITDA is a non-GAAP financial measure used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA provides useful information to investors and others in understanding and evaluating Janus’ operating results in the same manner as its management and board of directors and in comparison with Janus’ peer group companies. In addition, Adjusted EBITDA provides useful measures for period-to-period comparisons of Janus’ business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE
Sales of product	$155,669,772	$113,511,689	$417,922,304	$317,048,413
Soles of services	32,120,153	26,827,369	96,874,278	83,334,062

Total revenue	187,789,925	140,339,058	514,796,582	400,382,475
Cost of Sales	125,551,395	87,574,908	340,070,342	254,755,038

GROSS PROFIT	62,238,530	52,764,150	174,726,240	145,627,437
OPERATING EXPENSE
Selling and marketing	12,065,859	7,823,145	31,906,155	25,800,711
General and administrative	24,947,491	13,309,277	73,318,621	52,875,943
Contingent consideration and earnout fair value adjustments	—	(2,875,248)	686,700	(2,875,248)

Operating Expenses	37,013,350	23,257,174	110,911,476	75,801,406

INCOME FROM OPERATIONS	25,225,180	29,506,976	63,814,764	69,826,031
Interest expense	(7,663,536)	(8,768,791)	(23,265,333)	(27,447,267)
Other income (expense)	90,873	319,091	(2,387,997)	418,302
Change in fair value of derivative warrant liabilities	3,552,500	—	1,624,000	—

Other Expense, Net	(4,020,163)	(8,449.700)	(24,029,330)	(27,028,965)

INCOME BEFORE TAXES	21,205,017	21,057,276	39,785,434	42,797,066
Provision for Income Taxes	3,527,275	284,282	6,265,664	1,054,574

NET INCOME	$17,677,742	$20,772,994	$33,519,770	$41,742,492

Other Comprehensive Income (Loss)	(1,169,565)	3,339,777	(895,879)	(418,283)

COMPREHENSIVE INCOME	$16,508,177	$24,112,771	$32,623,891	$41,324,209

Net income attributable to common stockholders	$17,677,742	$20,772,994	$33,519,770	$41,742,492

Weighted-average shares outstanding, basic and diluted (Note 15)
Basic	138,384,284	65,875,152	95,179,726	65,773,907
Diluted	142,840,792	65,875,152	97,828,380	65,773,907
Net income per share, basic and diluted (Note 15)
Basic	$0.13	$0.32	$0.35	$0.63
Diluted	$0.10	$0.32	$0.33	$0.63

Janus International Group, Inc.

Consolidated Balance Sheets

	September 25,	December 26,
	2021	2020
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$9,221,607	$45,254,655
Accounts receivable, less allowance for doubtful accounts; $4,366,000 and $4,485,000, at
September 25, 2021 and December 26, 2020, respectively	101,680,287	75,135,295
Costs and estimated earnings in excess of billing on uncompleted contracts	23,602,670	11,398,934
Inventory, net	52, 830,737	25,281,521
Prepaid expenses	8,851,831	5,949,711
Other current assets	3,505,602	5,192,386

Total current assets	$199,692,734	$168,212,502
Property and equipment, net	49,786,563	30,970,507
Customer relationships, net	319,339,643	309,472,398
Tradename and trademarks	107,958,402	85,597,528
Other intangibles, net	18,380,776	17,387,745
Goodwill	369,607,198	259,422,822
Deferred tax asset, net	63,616,900	—
Other assets	1,992,783	2,415,243

Total assets	$1,130,374,999	$873,478,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$56,817,373	$29,889,057
Billing in excess of costs and estimated earnings on uncompleted contracts	25,759,923	21,525,319
Current maturities of long-term debt	8,111,212	6,523,417
Other accrued expenses	62,209,935	37,164,627

Total current liabilities	$152,898,443	$95,102,420
Line of credit	19,350,803	—
Long-term debt, net	706,927,275	617,604,254
Deferred tax liability, net	—	15,268,131
Derivative warrant liability	35,525,000	—
Other long-term liabilities	4,234,276	4,631,115

Total liabilities	$918,935,797	$732,605,920

STOCKHOLDERS’ EQUITY
Common Stock. 825,000,000 shares authorized, $.0001 par value, 138,384,360 and 66,145,633 shares issued and outstanding at September 25, 2021 and December 26, 2020, respectively	13, 838	6,615
Additional paid in capital	231,407,780	189,298,544
Accumulated other comprehensive loss	(1,123,039)	(227,160)
Accumulated deficit	(18,859,377)	(48,205,174)

Total stockholders’ equity	$211,439,202	$140,872,825

Total liabilities and stockholders’ equity	$1,130,374,999	$873,478,745

Janus International Group, Inc.

Consolidated Statements of Cash Flows

	Nine Months Ended
	September 25, 2021	September 26, 2020
	(Unaudited)	(Unaudited)
Cash Flows Provided By Operating Activities
Net income	$33, 519,770	$41,742,492
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	4,677,954	4,270,649
Intangible amortization	21,851,717	20,287,353
Deferred finance fee amortization	2,286,480	2,419,061
Share based compensation	2,111,099	118,270
Loss on extinguishment of debt	2,414,854	(257,545)
Change in fair value of contingent consideration and earnout	686,700	(2,875,248)
Loss on sale of assets	43,091	22,595
Change in fair value of derivative warrant liabilities	(1,624,000)	—
Undistributed (earnings) losses of affiliate	75,565	(12,685)
Deferred income taxes	(767,658)	237,359
Changes in operating assets and liabilities
Accounts receivable	(16,942,650)	571,872
Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts	(12,101,214)	1,392,227
Prepaid expenses and other current assets	(4,488,285)	(2,846,461)
Inventory	(18,474,167)	1,033,221
Accounts payable	18,409,091	1,011,609
Other accrued expenses	29,127,435	7,728,116
Other assets and long-term liabilities	(1,122,518)	2,068,168

Net Cash Provided By Operating Activities	59,683,264	76,911,053

Cash Flows Used In Investing Activities
Proceeds from sale of equipment	79,409	7,348
Purchases of property and equipment	(15,930,575)	(4,936,347)
Cash paid for acquisitions, net of cash acquired	(179,713,814)	(4,472,105)

Net Cash Used In Investing Activities	(195,564,980)	(9,401,104)

Cash Flows Provided by (Used In) Financing Activities
Net borrowings on line of credit	19,350,803	—
Distributions to Janus Midco LLC unitholders	(4,173,973)	(36,136,986)
Principal payments on long-term debt	(64,824,518)	(6,623,601)
Proceeds from issuance of long term debt	155,000,000	—
Proceeds from merger	334,873,727	—
Proceeds from PIPE	250,000,000	—
Payments for transaction costs	(44,489,256)	—
Payments to Janus Midco, LLC unitholders at the business combination	(541,710,278)	—
Proceeds from warrant redemption	1,265	—
Payment of contingent consideration	—	(3,923,271)
Payments for deferred financing fees	(4,320,821)	—

Cash Provided By (Used In) Financing Activities	$99,706,948	$(46,683,858)

Effect of exchange rate changes on cash and cash equivalents	141,720	(1,003,090)

Net (Decrease) Increase in Cash and Cash Equivalents	$(36,033,048)	$19,823,001

Cash and Cash Equivalents, Beginning of Fiscal Year	$45,254,655	$19,905,598

Cash and Cash Equivalents as of September 25, 2021 and September 26, 2020	$9,221,607	$39,728,599

Supplemental Cash Flows Information
Interest paid	$19,226,554	$20,231,744
Income taxes paid	$1,509,592	$848,831

Janus International Group, Inc.

Reconciliation of Net Income to Adjusted EBITDA

	Three Months
			Variance
	Period ended September 25, 2021	Period ended September 26, 2020	$	%
Net Income	$17,677,742	$20,772,994	$(3,095,252)	(14.9)%
Interest Expense	7,663,536	8,768,791	(1,105,255)	(12.6)%
Income Taxes	3,527,275	234,282	3,242,993	1140.8%
Depreciation	1,698,618	1,437,948	260,670	18.1%
Amortization	8,228,760	6,891,586	1,337,174	19.4%

EBITDA	$38,795,931	$38,155,601	$640,330	1.7%
Loss (gain) on extinguishment of debt(2)	—	(257,545)	257,545	—%
COVID-19 related expenses(3)	1,030,415	260,606	769,809	295.4%
Facility relocation (5)	34,823	—	34,823	—%
Change in fair value of contingent consideration and earnout (7)	—	(2,875,248)	2,875,248	—%
Change in fair value of derivative warrant liabilities(8)	(3,552,500)	—	(3,552,500)	—%

Adjusted EBITDA	$36,308,669	$35,283,414	$1,025,255	2.9%

	Nine Mouths
			Variance
	Period ended September 25, 2021	Period ended September 26, 2020	$	%
Net Income	$33,519,770	$41,742,492	$(8,222,722)	(19.7)%
Interest Expense	23,265,333	27,447,267	(4,181,934)	(15.2)%
Income Taxes	6,265,664	1,054,574	5,211,090	494.1%
Depreciation	4,677,954	4,270,649	407,305	9.5%
Amortization	21,851,717	20,287,353	1,564,364	7.7%

EBITDA	$89,580,438	$94,802,335	$(5,221,897)	(5.5)%
BETCO transition fee(1)	—	15,000	(15,000)	(100.0)%
Loss (gain) on extinguishment of debt(2)	2,414,854	(257,545)	2,672,399	—%
COVID-19 related expenses(3)	1,239,678	526,344	713,334	135.5%
Transaction related expenses(4)	10,398,423	—	10,398,423	—%
Facility relocation (5)	102,467	—	102,467	—%
Share-based compensation(6)	2,059,223	—	2,059,223	—%
Change in fair value of contingent consideration and earnout (7)	686,700	(2,875,248)	3,561,948	—%
Change in fair value of derivative warrant liabilities(8)	(1,624,000)	$—	(1,624,000)	—%

Adjusted EBITDA	$104,857,783	$92,210,836	$12,646,897	13.7%

(1)	Retainer fee paid to former BETCO owner, during the transition to a new President to run the business and related one-time-consulting fee.
(2)

Adjustment for loss (gain) on extinguishment of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in February 2021 and the prepayment of debt in the amount of $61.6 million that occurred on June 7, 2021 in conjunction with the Business Combination. In July 2020, Janus repurchased approximately $2.0 million of principal amount of the 1st Lien at an approximate $0.3 million discount, resulting in a gain on the extinguishment of debt. See Liquidity and Capital Resources section.

(3)	Expenses which are one-time and non-recurring related to the COVID-19 pandemic. See Impact of COVID-19 section.
(4)	Transaction related expenses incurred as a result of the Business Combination on June 7, 2021 which consist of employee bonuses and the transaction cost allocation.
(5)	Expenses related to the facility relocation for Steel Storage.
(6)	Share-based compensation expense associated with Midco, LLC Class B Common units that fully vested at the date of the Business Combination.

(7)

Adjustment related to the change in fair value of contingent consideration related to the earnout of the 2,000,000 common stock shares that were issued and released on June 21, 2021. Contingent consideration adjustment related to the acquisition of BETCO and NOKE in the period ended September 26, 2020.

(8)	Adjustment related to the change in fair value of derivative warrant liabilities for the private placement warrants.

Janus International Group, Inc.

Adjusted EBITDA to Management Adjusted EBITDA Reconciliation

(In millions)

	Three Months Ended		Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income	$17.7	$20.8	$33.5	$41.7
Interest Expense	7.7	8.8	23.3	27.4
Tax Expense/ (Benefit) (1)	3.5	0.3	6.3	1.1
Depreciation and Amortization	9.9	8.3	26.5	24.6
EBITDA Adjustments (2)	(2.5)	(2.9)	15.3	(2.6)

Non-GAAP Adjusted EBITDA (3)	$36.3	$35.3	$104.9	$92.2
Management Fee (4)	0.0	1.3	3.1	4.7
Acquisition Expense (5)	2.2	0.0	3.2	0.2
Non-Recurring Other (6)	1.3	0.2	2.0	3.6
Noke Startup (7)	—	1.9	2.5	3.0

Management Adjusted EBITDA	$39.9	$38.8	$115.7	$103.7

(1)	Prior to the Business Combination on June 7, 2021, Janus was registered as an LLC (pass-through tax entity).
(2)	Refer to SEC public filings for detailed breakout.
(3)	Reconciles to 10-Q reported Adjusted EBITDA.
(4)	Quarterly management fee paid to unitholders.
(5)	Transaction expenses associated with recent acquisitions.
(6)	Consists of other non-recurring items such as professional services and other one-time expenses.
(7)	One-time expenses associated with Nokē Smart Entry product launch.

Investor Contacts, Janus

Rodny Nacier / Dan Scott

IR@janusintl.com

(770) 562-6399

Media Contacts, Janus

Bethany Morehouse

Marketing Content Manager, Janus International

770-746-9576

Marketing@Janusintl.com

Margot Olcay, ICR

Margot.Olcay@ICRinc.com